Exhibit 99.1

La Rosa Holdings Corp. Reports 17% Year-Over-Year Revenue Growth to $68.5 Million for Fiscal 2025

Gross Profit Increased 17% Year-Over-Year to $7.0 Million in 2025

Celebration, FL – June 5, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today provided a business update and reported financial results for the year ended December 31, 2025.

2025 Financial Highlights

●	Total revenue increased approximately 17% year-over-year to $68.5 million for the year ended December 31, 2025 from $58.7 million for the year ended December 31, 2024

●	Residential real estate services revenue increased by approximately $9.5 million to $66.5 million, or 17% for the year ended December 31, 2025 from $57.0 million for the year ended December 31, 2024

●	Title Settlement and Insurance revenue increased by approximately $215 thousand to $298 thousand, or approx. 259% for the year ended December 31, 2025 from $83 thousand for the year ended December 31, 2024

●	Real Estate Brokerage Services (Commercial) revenue increased by approximately $366 thousand to $694 thousand, or approx. 112% for the year ended December 31, 2025 from $328 thousand for the year ended December 31, 2024

●	Property management revenue increased by approximately $47 thousand to approximately $395 thousand, or 13%, for the year ended December 31, 2025 from $349 thousand for the year ended December 31, 2024

●	Gross profit increased by approximately $1.0 million, or 17%, year-over-year, to $7.0 million for the year ended December 31, 2025 from $6.0 million for the year ended December 31, 2024

●	As of December 31, 2025, the Company had unrestricted cash of approximately $3.1 million compared to $1.4 million as of December 31, 2024

Joe La Rosa, CEO of La Rosa, commented, “We are pleased with our performance in 2025, highlighted by a 17% year-over-year increase in total revenue to $68.5 million. Growth was driven by continued momentum in our residential real estate services segment, which also increased 17%, together with steady contributions from our title settlement and insurance, commercial brokerage, and property management businesses. We believe that our ability to deliver top-line growth while increasing gross profit by 17% demonstrates the scalability of our platform.”

“Looking ahead, we intend on strategically positioning La Rosa at the intersection of real estate and next-generation technology. As part of this strategy, we have signed a non-binding letter of intent to acquire Consensus Core Technologies, a provider of critical infrastructure solutions for AI and high-performance computing. We believe this proposed acquisition, if consummated, would position La Rosa at the forefront of the AI infrastructure ecosystem and provide a scalable platform to capitalize on the growing demand for AI compute capacity. The consummation of this transaction is subject to, and contingent upon, the execution of a definitive agreement and other related transaction documents by the parties, corporate approval and customary closing conditions, and there can be no assurances that such transaction will be consummated.   We believe we are well-positioned to drive long-term value for our stockholders,” concluded Mr. La Rosa.

This press release is being issued in connection with the Company’s filing of a comprehensive Annual Report on Form 10-K for the fiscal years ended December 31, 2025 and 2024 (“Comprehensive Form 10-K”), which includes restated financial statements for the fiscal year ended December 31, 2024 and certain interim periods, as described therein. The Company’s independent auditors have included an explanatory paragraph in their audit report regarding the Company’s ability to continue as a going concern. Additionally, management has identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2025. For further information, investors should refer to the Company’s Comprehensive Form 10-K filed with the SEC.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 23 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to satisfy closing conditions of the financing facilities and the timing and use of proceeds thereof, including the redemption of the Series X Preferred Stock, to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com

(Tables follow)

La Rosa Holdings Corp. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,086,770	$1,442,901
Restricted cash	1,758,531	1,750,421
Accounts receivable, net of allowance for credit losses of $179,643 and $166,504, respectively	1,252,452	931,662
Other current assets	15,601	1,788
Total current assets	6,113,354	4,126,772

Noncurrent assets:
Restricted cash, net of current	58,972	387,286
Property and equipment, net	6,094	9,411
Right-of-use asset, net	963,991	997,715
Intangible assets, net	4,425,042	5,840,080
Goodwill	1,831,197	8,012,331
Other long-term assets	44,867	33,831
Total noncurrent assets	7,330,163	15,280,654
Total assets	$13,443,517	$19,407,426
Liabilities, Series X Preferred Stock Subject to Redemption and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$2,895,861	$2,376,704
Accrued expenses	83,876	738,065
Contract liabilities	171,100	7,747
Security deposits and escrow payable	1,758,531	1,750,421
Line of credit	—	148,976
Derivative liability	—	1,607,544
Advances on future receipts	—	618,681
Accrued acquisition cash consideration	30,000	381,404
Notes payable, current	148,757	2,187,673
Lease liability, current	486,481	473,733
Total current liabilities	5,574,606	10,290,948

Noncurrent liabilities:
Note payable, net of current	7,143,803	1,475,064
Security deposits and escrow payable, net of current	58,972	387,286
Lease liability, noncurrent	514,388	545,759
Other liabilities	—	32,950
Total non-current liabilities	7,717,163	2,441,059
Total liabilities	13,291,769	12,732,007

Commitments and contingencies (Note 16)

Series X Preferred Stock Subject to Redemption:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 2,000 and 0 Series X Preferred Stock issued and outstanding at December 31, 2025 and December 31, 2024, respectively	2,000,000	—
Stockholders’ (Deficit) Equity:
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 0 and 2,000 Series X shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 6,000 and 0 Series B shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1	—
Common stock - $0.0001 par value; 2,000,000,000 shares authorized; 20,963 and 2,772 issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1	—
Additional paid-in capital	51,010,523	29,123,774
Accumulated deficit	(57,099,883)	(26,555,319)
Total stockholders’ (deficit) equity – La Rosa Holdings Corp. shareholders	(6,089,358)	2,568,455
Noncontrolling interest in subsidiaries	4,241,106	4,106,964
Total stockholders’ (deficit) equity	(1,848,252)	6,675,419
Total Liabilities, Series X Preferred Stock Subject to Redemption and Stockholders’ (Deficit) Equity	$13,443,517	$19,407,426

La Rosa Holdings Corp. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2025	2024
		(Restated)
Revenue	$68,507,806	$58,682,139

Cost of revenue	61,539,417	52,728,860

Gross profit	6,968,389	5,953,279

Operating expenses:
Sales and marketing	1,542,680	1,007,077
General and administrative	13,869,972	10,625,551
Stock-based compensation — general and administrative	4,980,139	4,730,355
Impairment of goodwill and intangibles	6,911,770	787,438
Total operating expenses	27,304,561	17,150,421

Loss from operations	(20,336,172)	(11,197,142)
Other income (expense)
Interest expense, net	243,825	(403,397)
Gain (loss) on extinguishment of debt	3,961,075	(777,558)
Amortization of debt discount	(63,160)	(649,138)
Change in fair value of derivative liability	899,874	(1,338,506)
Loss on issuance of senior secured convertible note and warrants	(128,836,250)	—
Change on fair value of convertible note and warrants	31,163,415	—
Gain on settlement of incremental warrants	82,299,000	—
Other income, net	257,971	15,745
Loss before income taxes	(30,410,422)	(14,349,996)
Provision for income taxes	—	—
Net loss	(30,410,422)	(14,349,996)
Less: Net income attributable to noncontrolling interests in subsidiaries	134,142	97,567
Net loss after noncontrolling interest in subsidiaries	(30,544,564)	(14,447,563)
Less: Deemed dividend	2,275,264	1,476,044
Net loss attributable to common stockholders	$(32,819,828)	$(15,923,607)

Loss per share of common stock attributable to common stockholders
Basic and diluted	$(3,531)	$(7,844)

Weighted average shares used in computing net loss per share of common stock attributable to common stockholders
Basic and diluted	9,296	2,030

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